SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
        Exchange Act of 1934 (Amendment No.              )

     Filed by the registrant   X

     Filed by a party other than the registrant

     Check the appropriate box:

        Preliminary proxy statement

     X  Definitive proxy statement

        Definitive additional materials

        Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                 Southern Electronics Corporation
         (Name of Registrant as Specified in Its Charter)

                 Southern Electronics Corporation
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      X $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     (4)  Proposed maximum aggregate value of transaction:


        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)     Amount previously paid:


     (2)     Form, schedule or registration statement no.:


     (3)     Filing party:


     (4)     Date filed:



                 SOUTHERN ELECTRONICS CORPORATION
                   4916 N. ROYAL ATLANTA DRIVE
                      TUCKER, GEORGIA  30085




Dear Southern Electronics Corporation Stockholders:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders to be held at the executive offices of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia, on Thursday, November 9, 1995, at 12:00 p.m., local time, for the following purposes:

     (I) To elect two Class I directors for terms to expire at the 1998 Annual Meeting of Stockholders;

     (ii) To approve an amendment to the Southern Electronics Corporation (the "Company") 1991 Stock Option Plan to increase the number of shares available for issuance by 250,000;

     (iii) To consider approval of the Company's 1995 Formula Stock Option Plan; and

     (iv) To transact such other business as may properly come before the meeting or any adjournment thereof.

     During the meeting we will review the results of the year ended June 30, 1995 and report on significant aspects of our operations during the first quarter of fiscal 1996.

     We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

                              Sincerely,




                              Gerald Diamond,
                              Chairman of the Board and
                              Chief Executive Officer

October 13, 1995

                 SOUTHERN ELECTRONICS CORPORATION
                   4916 N. ROYAL ATLANTA DRIVE
                      TUCKER, GEORGIA  30085




             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     The Annual Meeting of Stockholders of Southern Electronics Corporation will be held at the executive offices of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia, on Thursday, November 9, 1995 at 12:00 p.m., local time, for the following purposes:

     (I) To elect two Class I directors for terms to expire at the 1998 Annual Meeting of Stockholders;

     (ii) To approve an amendment to the Southern Electronics Corporation (the "Company") 1991 Stock Option Plan to increase the number of shares available for issuance by 250,000;

     (iii) To consider approval of the Company's 1995 Formula Stock Option Plan; and

     (iv) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed September 13, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                              By Order of the Board of Directors,



                              Larry G. Ayers, Secretary


October 13, 1995

                  SOUTHERN ELECTRONICS CORPORATION
                  4916 N. Royal Atlanta Drive
                      Tucker, Georgia  30085

                         PROXY STATEMENT


     This Proxy Statement is furnished by and on behalf of the Board of Directors of Southern Electronics Corporation (the "Company") in connection with the solicitation of proxies for use at the 1995 Annual Meeting of Stockholders of the Company to be held Thursday, November 9, 1995, at the Company's executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085, and at any adjournments thereof (the "Annual Meeting"). The Notice of the meeting, this Proxy Statement and the form of proxy will be first mailed on or about October 1, 1995 to stockholders of record of the Company on the Record Date (as defined below).

THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.


                     SHARES ENTITLED TO VOTE

     Each valid proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted FOR the election as directors of the nominees listed in this Proxy Statement, FOR the proposed amendment to the Company's 1991 Stock Option Plan, FOR the adoption of the 1995 Formula Stock Option Plan, and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a stockholder's right to attend, and to vote in person at, the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, executing a proxy bearing a later date or attending and voting in person at the Annual Meeting.

     Only stockholders of record as of the close of business on September 13, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 6,993,402 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for stockholder vote.

     According to the Bylaws of the Company, the holders of a majority of shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. Failure of a quorum to be represented at the meeting will necessitate an adjournment and will subject the Company to additional expense. When a quorum is present at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Delaware law, the Certificate of Incorporation or the Bylaws. Although a different vote is not required by the Company's Certificate of Incorporation, Bylaws or the Delaware General Corporation Law, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the proposed amendment to the Company's 1991 Stock Option Plan and the adoption of the 1995 Formula Stock Option Plan be approved by the vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting, if the options to be issued under such plans are to be treated as "exempt" securities under Section 16(b) of the Exchange Act. The election of directors requires the vote of a majority of the shares represented at the Annual Meeting and entitled to vote.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of votes cast on proposals presented to the stockholders; consequently, abstentions will have the effect of votes against each of the proposals to which the abstentions relate. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. As a result, broker non-votes will have no effect on any matter presented for approval. If authority to vote for one or more director nominees is withheld, no vote will be cast with respect to the shares represented and the outcome of the election will not be affected.


                PROPOSAL 1   ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members. The Board of Directors is divided into three classes of directors, designated Class I, Class II and Class III, with each class having two members. The term of the Class I directors expires at the upcoming Annual Meeting. The terms of the Class II and Class III directors expire at the 1996 and 1997 Annual Meetings of Stockholders, respectively. Stockholders of the Company annually elect directors of one of the three classes to serve for three years or until their successors have been duly elected and qualified. At the upcoming Annual Meeting, stockholders will elect two directors to serve as Class I directors. The Board of Directors has nominated the two individuals named below to serve as Class I directors until the Annual Meeting of Stockholders in 1998 or until their successors have been duly elected and qualified.

     It is the intention of the persons named as proxies to vote their proxies for the election as directors of the nominees appearing below. Messrs. Aaron and Zaleski are currently members of the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.

     Set forth below is certain information furnished to the Company by each nominee.

          CLASS I:  TERM EXPIRES AT 1995 ANNUAL MEETING

STEWART I. AARON
Age: 55

     Mr. Aaron has been a director of the Company since November 1994. Mr. Aaron has served as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia, for the past 20 years.

MICHEL ZALESKI
Age: 48

     Mr. Zaleski has been a director of the Company since 1986. He was elected Vice President of the Company and SED in July 1986 and held those positions until November 1987. He has served as Chairman of Zaleski, Sherwood & Co., Inc., the general partner of ZS Fund, L.P., a private investment firm, since September 1985. From 1976 through August 1985, Mr. Zaleski was employed by AEA Investors, Inc. in various capacities, including Senior Vice President at the time he left the firm in 1985. Mr. Zaleski also serves on the Board of Directors of Sun Television and Appliances, Inc.

 The Board of Directors recommends that the stockholders vote FOR the election as directors of the nominees listed above.


                  DIRECTORS CONTINUING IN OFFICE

     The four individuals named below are now serving as directors of the Company with terms expiring at the times indicated.

          CLASS II:  TERM EXPIRES AT 1996 ANNUAL MEETING

RAY D. RISNER
Age: 50

     Mr. Risner has been a director of the Company since November 1994 and has served as President and Chief Operating Officer of the Company since May 1995. Prior to his appointment to the aforementioned positions, Mr. Risner served as Executive Vice President-Administration from February 1995 to May 1995. Mr. Risner has served as President and Chief Operating Officer of Southern Electronics Distributors, a wholly-owned subsidiary of the Company ("SED") since August 1995. Mr. Risner served as Vice Chairman of RJM Group, Inc., a private investment advisory firm, from 1989 to 1994. From 1987 to 1989, he served as Vice President, Financial Administration of RJR Nabisco, Inc.
Mr. Risner is also a trustee of The National Faculty and a member of the Board of American Red Cross Blood Services, Atlanta, Georgia.

CARY ROSENTHAL
Age: 55

     Mr. Rosenthal has been a director of the Company since 1992. Mr. Rosenthal has been President of Phoenix Communications, Inc., a commercial printing firm, since 1977.

         CLASS III:  TERM EXPIRES AT 1997 ANNUAL MEETING

GERALD DIAMOND
Age: 57

     Mr. Diamond has been a director of the Company since 1980. Mr. Diamond currently serves as Chairman of the Board and Chief Executive Officer of the Company and SED. He was elected President and Chairman of the Board of the Company and SED in June 1986 and served in two or more capacities as Chairman of the Board, Chief Executive Officer and President of the Company and SED from that time up until May 1995. Mr. Diamond, a founder of the predecessor to the Company, served as its President and Treasurer from July 1980 through July 1986. Mr. Diamond has been in the electronics-related business for over 30 years. Mr. Diamond is the brother of Barry Diamond and father of Mark Diamond.

G. WILLIAM SPEER
Age: 54

     Mr. Speer has been a director of the Company since 1986. He has practiced law with Powell, Goldstein, Frazer & Murphy in Atlanta, Georgia since 1965 and has been a partner of that firm since 1970. He also serves on the Board of Directors of QMS, Inc., a manufacturer of computer printers.


          INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors held 12 meetings during the fiscal year ended June 30, 1995 (which is sometimes referred to as "fiscal 1995"). No director attended less than 75% of the aggregate number of meetings of the Board of Directors or of any committee on which he served. The Board of Directors has no standing nominating or compensation committee.

     Messrs. Rosenthal, Speer and Zaleski constitute the members of the Company's Audit Committee. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify: (i) making recommendations to the Board with respect to the selection of independent auditors and their fees and duties; (ii) conferring with and receiving reports from the Company's independent auditors; (iii) authorizing any special or supplemental activities of the Company's independent auditors and considering the effect of such activities on their independence; and (iv) reviewing internal auditing procedures and the adequacy of internal controls and monitoring compliance with such controls. The Audit Committee held one meeting during fiscal 1995.

     During fiscal 1995, Messrs. Aaron and Rosenthal each received aggregate cash compensation of $13,000 for attendance at Board meetings. No other cash remuneration was paid to directors during fiscal 1995. The Company pays ordinary and necessary travel expenses for non-management directors to attend Board and any committee meetings. As compensation for serving as directors of the Company in fiscal 1995, Messrs. Speer and Rosenthal each received a non-qualified stock option to purchase up to 10,000 shares of the Company's Common Stock having an exercise price of $6.00 per share vesting immediately upon grant.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not have a standing Compensation Committee or any other committee performing similar functions. Rather, the Board of Directors acts collectively to determine all forms of compensation excluding base salaries, which are currently governed by employment agreements, and stock options, which are granted by members of the Board's stock option committees. See "Executive Compensation -- Executive Compensation Report." Consequently, relationships that SEC regulations would otherwise require to be described only with respect to Compensation Committee members are instead described with respect to all members of the Board of Directors.

     On July 2, 1986, the Company entered into a five-year Consulting and Financial Advisory Agreement (the "Advisory Agreement") with The ZS Fund L.P., a Delaware limited partnership ("ZS Fund"), in which Zaleski, Sherwood & Co., Inc. ("Zaleski, Sherwood") owns a 1% interest and is a general partner. The Company renewed the Advisory Agreement on July 2, 1991 for an additional five-year term at $75,000 per annum. Effective March 1, 1995, Zaleski, Sherwood has agreed to forego any fees due under the aforementioned agreement until further notice is given. Mr. Zaleski, a director of Zaleski, Sherwood, owns 50% of its common stock and serves as its Chairman of the Board. Management believes that the terms of the Advisory Agreement are no less favorable than could be obtained from unaffiliated parties.

     In July 1984, the predecessor to the Company leased its office and warehouse facility from Royal Park Company ("Royal Park"), a general partnership whose initial partners included members of SED Associates, and whose partners currently consist of Gerald Diamond and his wife, Jean Diamond. Royal Park financed the construction of the facility primarily through the proceeds of an $800,000 industrial revenue bond. The facility's lease term mirrored the 15-year bond repayment period, expiring on October 1, 1999, or at such earlier time as the bond was prepaid in full, and included an option to renew for five additional years. The lease also provided the Company with a right of first refusal to purchase the facility in the event Royal Park proposed to sell the facility during the lease term. Annual rental payments equalled $162,935 (as of fiscal 1995), subject to adjustment every three years to reflect any cumulative "cost of living" increase as reported in the U.S. Department of Labor's Consumer Price Index. Royal Park prepaid all amounts owing under the industrial revenue bond in December 1990 at which time the lease, by its terms, terminated. Effective as of January 1, 1991, Royal Park and the Company entered into a new lease for the office and warehouse facility expiring October 1, 1999 having substantially the same terms as the original lease, including a right of first refusal option. The new lease, however, does not provide for a renewal option. The Company believes that the original lease was, and the new lease is, on terms no less favorable than those that could be obtained from unaffiliated parties.

     Pursuant to the terms of the SED Associates Partnership Agreement, as amended, ZS Partners, a New York general partnership including Michel Zaleski and Ned L. Sherwood ("ZS Partners"), is entitled to 20% of the income and gain recognized by SED Associates, a Georgia general partnership ("SED Associates"), from the sale of the Company's Common Stock owned of record by the partnership, with the remaining 80% of the income and gain allocated to the other partners of the partnership in proportion to the number of shares of Common Stock deemed sold on that partner's behalf. Mr. Zaleski is one of the general partners of ZS Partners.

     Except for Gerald Diamond, who serves as Chairman and Chief Executive Officer of the Company, Ray D. Risner, who serves as President and Chief Operating Officer of the Company, and Michel Zaleski, who served as Vice President of the Company and SED in 1986 and 1987, none of the members of the Board are or have been officers or employees of the Company.


                       OWNERSHIP OF SHARES

     The following table sets forth certain information as of September 13, 1995 regarding the amount of Common Stock beneficially owned by each director and director nominee of the Company, each named executive (as defined under the heading "Executive Compensation-Compensation Tables"), all directors and executive officers of the Company as a group, and all persons known to the Company who beneficially own more than five percent of the outstanding shares of Common Stock. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted.

   Name of Beneficial Owner      Amount and Nature of       Percent of
                                 Beneficial Ownership         Class
Gerald Diamond (1) . . . . . .    1,144,101 (2)(3)            15.5%
Michel Zaleski (4) . . . . . .    2,399,963 (2)(5)            34.3
Cary Rosenthal . . . . . . . .       18,250 (6)                *
G. William Speer . . . . . . .       22,400 (7)                *
Mark Diamond (1) . . . . . . .      829,901 (2)(8)            11.8
Trust FBO Julie Diamond (1). .      759,785 (2)(9)            10.9
Stewart I. Aaron . . . . . . .       10,000 (10)               *
Ray D. Risner (1)  . . . . . .       30,000 (11)               *
Larry G. Ayers (1) . . . . . .       45,290 (12)               *
Barry Diamond (1). . . . . . .       37,000 (13)               *
Jean Diamond (1) . . . . . . .    1,144,101 (2)(14)           15.5
Ned L. Sherwood (4). . . . . .    2,389,963 (2)(15)           34.2
ZS Partners (16) . . . . . . .    2,389,963 (2)(15)           34.2
ZS SED L.P. (16) . . . . . . .      843,623                   12.1
SED Associates (1) . . . . . .      758,101                   10.8
ZS Southern L.P. (16). . . . .      742,810                   10.6
Consolidated Stores
  Corporation (17) . . . . . .      594,248                    8.5
All current directors and
 executive officers as a group
  (10 persons) . . . . . . . .    3,020,684 (18)              40.0

____________________
*   Represents less than one percent of the outstanding Common Stock.

(1)  4916 North Royal Atlanta Drive, Tucker, Georgia  30085.

(2) The shares indicated are held of record by SED Associates, a general partnership comprised of the indicated persons and ZS Partners. Each of the general partners of SED Associates may be deemed to own beneficially the aggregate number of shares (758,101) of Common Stock owned by the partnership. Pursuant to the SED Associates Partnership Agreement, Gerald Diamond has been designated as Managing Partner and, as such, has sole voting and investment power with respect to the shares of Common Stock owned by SED Associates.

(3) The shares indicated include 758,101 shares owned of record by SED Associates, 360,000 shares subject to options exercisable within 60 days, and 26,000 shares subject to options exercisable within 60 days by Jean Diamond, Vice President of Credit of SED and the spouse of Mr. Diamond, with respect to which Mr. Diamond disclaims beneficial ownership. See Footnote (2) above.

(4)   120 West 45th Street, Suite 2600, New York, New York  10036.

(5) The shares indicated include 758,101 shares held by SED Associates (See Footnote (2) above), 45,429 shares owned by ZS Partners, 843,623 shares owned by ZS SED L.P., a Delaware limited partnership ("ZS SED"), and 742,810 shares held by ZS Southern L.P., a Delaware limited partnership ("ZS Southern") and 10,000 shares subject to options exercisable within 60 days. As a general partner of ZS Partners, ZS SED L.P. and ZS Southern, the indicated person may be deemed to own beneficially the entire amount shown.

(6)  Includes 17,500 shares subject to options exercisable within 60 days.

(7) All of the shares indicated are subject to options exercisable within 60 days.

(8) The shares indicated include: (i) 15,766 shares owned of record by Mark Diamond (of which 10,000 shares are restricted stock which will vest on October 14, 1999), (ii) 54,350 shares subject to options exercisable within 60 days, (iii) 758,101 shares owned of record by SED Associates and (iv) 1,684 shares owned beneficially as trustee of a trust for the benefit of Julie Diamond Paterson. Mark Diamond owns of record an approximately 1.63% general partnership interest in SED Associates. An approximately 1.63% general partnership interest in SED Associates is held of record by Mr. Diamond as trustee of a trust for the benefit of his sister, Julie Diamond Paterson.

(9) The shares indicated include 758,101 shares held of record by SED Associates, of which the trust is a general partner. See Footnote (2) above.

(10) All of the shares indicated are subject to options exercisable within 60 days.

(11) All of the indicated shares are restricted stock which will vest on May 23, 1998.

(12) Includes 10,271 shares owned of record by Larry Ayers (of which 10,000 shares are restricted stock which will vest on October 14, 1999); includes 35,000 shares subject to options exercisable within 60 days, 18 shares held by Mr. Ayers' spouse and 1 share held by his child.

(13) Includes 27,000 shares subject to options exercisable within 60 days.

(14) The shares indicated include: (i) 758,101 shares held by SED Associates (See Footnote (2) above), (ii) 26,000 shares subject to options exercisable in 60 days and (iii) 360,000 shares subject to options exercisable within 60 days by Gerald Diamond.

(15) The shares indicated include 758,101 shares held by SED Associates (See Footnote (2) above), 45,429 shares owned by ZS Partners, 843,623 shares owned by ZS SED and 742,810 shares held by ZS Southern. As a general partner of SED Associates, ZS SED and ZS Southern, the indicated entity may be deemed to beneficially own the amounts held by the above-mentioned entities.

(16)  54 Morris Lane, Scarsdale, New York  10683.

(17) 300 Phillipi Road, Columbus, Ohio 43207. Consolidated Stores International Corporation ("CSIC") is a wholly-owned subsidiary of Consolidated Stores Corporation. CSIC has an 80% limited partnership interest in ZS Southern, which is the record holder of such stock.

(18) Includes 562,250 shares subject to options exercisable within 60 days.


    On July 2, 1986, the Company, ZS SED, ZS Southern and SED Associates entered into a Subscription and Stockholders Agreement (the "Stockholders Agreement"), providing for the purchase by ZS SED, ZS Southern and SED Associates of securities of the Company and containing, among other things, restrictions on transfers, rights of first refusal, rights of co-sale, registration rights and certain corporate governance provisions. All of the operative provisions of the Stockholders Agreement, other than the corporate governance provisions contained in Section 10.1 thereof, terminated upon completion of the Company's initial public offering in 1987. Under the terms of the Stockholders Agreement, the corporate governance provisions of Section
10.1 were to be effective for a term of 10 years commencing on July 2, 1986.

    Section 10.1 of the Stockholders Agreement provides, among other things, that (i) the Board of Directors of the Company shall be comprised of an odd number of directors, (ii) so long as ZS SED and ZS Southern together continue to own shares of Common Stock of the Company in the aggregate representing at least 10% of the voting power of the capital stock of the Company, such number of directors of the Company as constitute a majority of all directors shall be designees of ZS SED and ZS Southern, (iii) so long as SED Associates continues to own shares of Common Stock of the Company in the aggregate representing at least 10% of the voting power of the capital stock of the Company, the directors of the Company other than the designees of ZS SED and ZS Southern shall be designees of SED Associates, (iv) ZS SED, ZS Southern and SED Associates will vote all shares of capital stock of the Company held by them in favor of designees to ZS SED, ZS Southern and SED Associates, and (v) any executive committee of the Board of Directors will be constituted to give ZS SED, ZS Southern and SED Associates representation thereon at least proportionate to their representation on the Board of Directors.

    Michel Zaleski, a director of the Company and a nominee for election at the Annual Meeting, is a general partner of ZS Southern and ZS SED. Mr. Zaleski is also a general partner of ZS Partners which is a general partner of SED Associates. Gerald Diamond, Chairman and Chief Executive Officer of the Company is also a general partner of SED Associates and was designated as Managing Partner thereof. Mark Diamond, Executive Vice President of the Company, is a general partner of SED Associates and acts as Trustee for the Trust FBO Julie Diamond, also a general partner of SED Associates.

    None of the parties to the Stockholders Agreement has requested that any action be taken to comply with the corporate governance provisions contained in
Section 10.1 of the Stockholders Agreement following the completion of the Company's initial public offering in October 1986.

    On February 8, 1995, Michel Zaleski informed the Board of Directors of the Company that the ZS partnerships may assert their rights under the Stockholders Agreement. On February 17, 1994, Michel Zaleski, ZS SED, ZS Southern, ZS Partners and Ned L. Sherwood, a general partner of ZS SED, ZS Southern and ZS Partners and a former member of the Board of Directors of the Company (collectively, the "ZS Group") filed a Schedule 13D with the Securities and Exchange Commission to report, among other things, that they had reached an oral understanding to act together for the purposes of (i) changing and/or influencing control over the Company and (ii) to pursue lawful means to maximize the Company's stockholder value. According to the Schedule 13D, the members of the ZS Group had not determined what actions they may take but noted that they "may assert their rights under the Stockholders Agreement to require that the total number of directors on the Board of the Company consist of an odd number and/or to designate a majority of such members or such number of additional directors resulting from any increase in the size of the Board as would result in such a majority and/or require SED Associates to vote in favor of such designees."

    Since February 17, 1995, to the Company's knowledge, the members of the ZS Group have not taken any additional steps with respect to the corporate governance provisions contained in the Stockholders Agreement. The persons nominated for re-election at the Annual Meeting were nominated by the Board of Directors without reference to the provisions of the Stockholders Agreement. The Company cannot predict whether these provisions will be asserted by the ZS Group in the future and cannot predict whether, if such provisions were invoked, they are enforceable against the Company or SED Associates given the course of conduct of the parties to the Stockholders Agreement over a period of more than nine years during which time no party requested compliance with the provisions thereof but, rather, acquiesced in actions (e.g., size and composition of the Board of Directors) that did not comply with the terms of the Stockholders Agreement.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to the beneficial ownership of the Company's equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, the Reporting Persons have complied with all applicable
Section 16(a) filing requirements during and with respect to the fiscal year ended June 30, 1995, with the following exceptions: Ray Risner filed one late report covering two transactions; Messrs. Ayers, Barry Diamond, Mark Diamond, Speer and Rosenthal each filed one late report covering one transaction; Jean Diamond filed one late report covering one transaction.


                      EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION REPORT

    The Board of Directors of the Company does not have a standing compensation committee or any other Board committee performing equivalent functions.
Rather, during each fiscal year, Gerald Diamond, Chairman of the Board and Chief Executive Officer of the Company, recommends to the Board (or in some cases a committee thereof as discussed below) for its approval the non-base salary compensation to be paid to executive officers of the Company, excluding himself, subject to any applicable employment agreements with those persons. Stewart I. Aaron and Michel Zaleski, directors of the Company, currently serve as the members of the committees administering the Company's 1986 Stock Option Plan, 1991 Stock Option Plan and the 1988 Restricted Stock Award Plan, and as such review and act upon Mr. Diamond's recommendations with respect to stock option grants and restricted stock awards under those plans. Gerald Diamond, Stewart Aaron and Michel Zaleski also serve as the members of the committee administering the Company's Savings Plan and Trust, a "401(k)-type" employee benefit plan available to all eligible employees of the Company and SED, including executive officers. Accordingly, this Report is submitted over the names of all of the members of the Company's Board of Directors.

    Executive Compensation Philosophy. The Company's executive compensation program is designed to help it identify and retain outstanding executives in the microcomputer and cellular telephone wholesale distribution industry. The Company believes this focus will enable it to hire and retain the best executive talent and help it meet its long-range objectives. Key elements of this philosophy include the following:

          Appeal to the executive who is motivated to position the Company as a leader in selected markets.

          Align the financial interests of the executives with those of the stockholders.

          Reward above-average returns to stockholders.

          Provide compensation opportunities that are within the range of those provided by microcomputer and cellular telephone wholesale distribution companies of similar sizes.


    As a result of the emphasis on linking executive compensation to individual and corporate performance, the Company's executives may be paid more or less than executives of the Company's competitors.

    The Board of Directors anticipates that the design of policies regarding executive compensation will evolve as the Company grows. As a baseline, the Board supports the concept that stock ownership by management and stock-related compensation arrangements are beneficial in aligning interests and enhancing stockholder value among management, the Board and the stockholders.

    Executive Compensation Components. There are two components to the Company's executive compensation program -- annual cash compensation (which includes base salary and annual cash bonuses) and longer-term incentive compensation.

    Base Salary. In 1989, SED entered into five-year employment agreements expiring on June 30, 1994 with each of the named executives (other than Gerald Diamond, whose compensation arrangements are discussed separately below). In 1991, the Board of SED extended the term of each of these agreements until June 30, 1996. The Board of Directors of SED determined the initial base salary for each of the named executives, other than Gerald Diamond, after taking into account the historical financial performance of the Company, the performance of that person with respect to the areas under his or her responsibility, and a desire by the Board to treat these persons relatively equally. Although the Board utilized the foregoing guidelines in its deliberations, the ultimate decision made by the Board was subjective and not based on any particular stated individual or Company performance criteria or on salaries paid by the Company's competitors. Salaries are adjusted annually by an amount equal to the greater of 5% or the annual increase in the Consumer Price Index. See "Executive Compensation--Employment Agreements" for a summary of the terms of the employment agreements.

    Bonuses. During each fiscal year, Gerald Diamond recommends to the Board annual cash bonuses for the Company's executive officers (excluding himself). The Board considers his recommendation and awards bonuses based on that recommendation and on the Board's own subjective evaluation of the executive's individual leadership and performance in his area of responsibility and on the net earnings and return on equity of the Company for the fiscal year for which the bonus is to be awarded. Although the Board gives the foregoing factors relatively equal weight in its deliberations, its ultimate determination is subjective and is not based on any particular stated individual or Company performance objectives.

    Long-Term Incentives. The long-term incentive compensation program currently consists of stock grant and option plans pursuant to which the Company may grant executives and other key employees of the Company restricted shares of Common Stock and options to purchase shares of the Company's Common Stock. Restricted shares of Common Stock granted to key employees are in the nature of a bonus without payment of any consideration by the recipient. The restricted shares become vested at the time or times specified by the committee administering this plan. Prior to vesting, however, recipients of awards have all other rights of a stockholder, including the right to vote the shares and to receive any dividends declared and paid on the Common Stock so awarded. Generally, the exercise price of options granted under a stock option plan is equal to the fair market value of the underlying shares on the date of grant, usually options become exercisable in 20% increments on the first through fifth anniversaries of the date of grant and are exercisable up to ten years from the date of grant. The Board of Directors believes that the stock grant and option plans promote greater interest in the welfare of the Company by retaining executives and key employees and allowing them to share in the Company's success.

    Certain of the named executive officers received restricted stock awards as long-term incentive compensation during fiscal 1995. The decision to award long-term compensation was based on the Board's subjective determination that the Company's net earnings and return on equity for fiscal 1995 justified such awards and on its subjective evaluation of the performance of each of the named executive officers.

    CEO Compensation. SED has a five-year employment agreement with Gerald Diamond, subject to automatic one-year extension of the five-year term upon the expiration of each year of employment unless the SED Board notifies Mr. Diamond within a specified period during the year that the term of the agreement will not be extended.

    The employment agreement provides for an annual base salary of $460,399 (as of fiscal 1996), adjusted annually in accordance with increases in the Consumer Price Index. The Board of Directors awarded Mr. Diamond a one-time salary increase of $200,000 for fiscal 1995 in recognition of Mr. Diamond's long-standing service to the Company and the waiver of bonuses in previous years. Mr. Diamond agreed to a reduction of $25,000 of his fiscal 1995 salary in conjunction with Zaleski, Sherwood's reduction of a like amount of management fees due for fiscal 1995 under its Advisory Agreement with the Company. Mr. Diamond also agreed to forego $75,000 of his salary for fiscal 1996 in conjunction with Zaleski, Sherwood's agreement to forego its management fees for fiscal 1996. Under the terms of the employment agreement, in addition to annual base salary, Mr. Diamond is eligible to receive annual cash bonuses equal to 5% of the Company's Pretax Adjusted Annual Income, which means with respect to a given year, the sum of (A) earnings before taxes and minority interests of the Company as reported on its audited consolidated statement of operations for such year, excluding, in all cases (i) any nonrecurring income and nonrecurring costs or expenses which income, costs or expenses are extraordinary in the reasonable opinion of the Company's Board of Directors, all as calculated in accordance with generally accepted accounting principles consistently applied, (ii) any interest income or expense, and (iii) additional amortization or depreciation or increase in the costs of goods sold resulting from any asset revaluations or goodwill, less (B) $6,000,000 in each of fiscal 1994 through 1996, and $6,000,000 each fiscal year thereafter unless SED and Mr. Diamond agree upon a different amount. In February 1995, the Board of Directors, with Mr. Diamond's concurrence, fixed Mr. Diamond's bonus payable for each year during the term of his employment agreement following fiscal year 1995 at Mr. Diamond's actual bonus for fiscal 1995 calculated in accordance with the above formula. Mr. Diamond has agreed to forego his bonus for fiscal 1996.

    The Board of Directors' philosophy in establishing the base salary and performance bonus structure reflected in Mr. Diamond's employment agreement was to consider the pay to CEOs of similarly-sized companies in the microcomputer and cellular telephone wholesale distribution industry as a guide and to provide an incentive to Mr. Diamond to remain with the Company and to continue to grow the business of the Company. The Board of Directors intends to evaluate Mr. Diamond's compensation package during fiscal 1996 based on the factors described above and Mr. Diamond's duties and responsibilities with respect to management of the Company. Any new compensation package that the Board of Directors may propose will be subject to the re-negotiation of Mr. Diamond's current employment agreement.

    Mr. Diamond also is eligible to receive additional compensation under the Company's long-term incentive compensation program described above. The Board believes that such compensation aligns the financial interests of the CEO with those of the stockholders and with the Company's financial performance.

    Other Compensation Plans. The Company and SED maintain a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as other employees. Under this plan, the Southern Electronics Distributors Savings Plan and Trust, the Company and SED will match 25% of the amount of contributions of each participant up to 10% of the participant's compensation. The Company and SED may also elect in any year to make an additional contribution to the plan for that year, which in any event shall not exceed 15% of all participants' compensation for the Company's and SED's taxable year. The plan does not presently provide for investments in the Company's Common Stock.

    Limitations on the Deductibility of Compensation. Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1 million. Qualifying performance
- based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1 million base. It has been determined that no portion of anticipated compensation payable to any executive officer in fiscal 1995 would be non-deductible. The Board of Directors will continue to address this issue when formulating compensation arrangements for executive officers.


               SUBMITTED BY THE BOARD OF DIRECTORS
               OF SOUTHERN ELECTRONICS CORPORATION

                          Gerald Diamond
                          Cary Rosenthal
                         Stewart I. Aaron
                         G. William Speer
                          Michel Zaleski
                          Ray D. Risner

FIVE-YEAR PERFORMANCE GRAPH

    The following graph presents a comparison of the cumulative total stockholder return on the Company's Common Stock with the Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The companies making up the peer corporations group are Arrow Electronics, Inc., Avnet, Inc., Liuski International, Inc., Marshall Industries, Merisel, Inc. Robec, Inc., Tech Data Corporation, United Stationers, Inc. and Western Micro Technology. Gates/FA Distributing, Inc. was excluded from this year's peer group because it was acquired in August 1994 by Arrow Electronics, Inc., one of the other peer corporations. This graph assumes that $100 was invested on June 30, 1990 in the Company's Common Stock and in the other indices, and that all dividends were reinvested. The peer corporations were weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.



                                   Base
                                   Period    Return    Return    Return   Return   Return
                                    1990      1991      1992      1993     1994     1995

Southern Electronics Corporation   100       188       271       472       181       145
Peer Group Index                   100        96       125       177       173       227
NASDAQ Stock Market
(U.S.) Index                       100       106       127       160       162       215

COMPENSATION TABLES

    This section of the Proxy Statement discloses the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company earning over $100,000 in salary and bonus for the three fiscal years ended June 30, 1995 (together, these persons are sometimes referred to as the "named executives.") The Company did not award any stock appreciation rights ("SARs") during fiscal 1995.


                        SUMMARY COMPENSATION TABLE




                             Annual Compensation                            Long-Term Compensation

                                                                                Awards           Payouts
                                                           Other
                                                           Annual      Restricted                           All Other
  Name and Principal                                       Compen-       Stock      Securities    LTIP       Compen-
       Position               Year   Salary     Bonus      sation       Award(s)    Underlying   Payouts     sation
                                       ($)       ($)       ($)(1)       ($)(2)      Options       ($)        ($)(3)
                                                                                       (#)
Gerald Diamond
     Chairman of the Board,   1995      $622,427  $178,250  $     0   $     0        $     0      $      0    $2,310
     Chief Executive Officer  1994       436,937         0        0         0              0             0     2,310
     and Director of the      1993       423,799         0        0         0              0             0     2,249
     Company and SED

Jean Diamond
     Vice President--         1995      $159,535  $     0   $     0   $     0        $     0      $      0    $2,405
     Credit of SED            1994       151,938        0         0         0            (5)             0     1,901
                              1993       144,703        0         0         0         20,000             0       899

Mark Diamond                  1995      $127,628  $80,000   $     0   $52,500(4)     $     0      $      0    $2,919
Executive Vice President of   1994       121,550   15,000         0         0            (6)             0       616
the Company and SED           1993       115,762   22,500         0         0         49,250             0     3,618

Larry G. Ayers                1995      $127,628  $     0   $     0   $52,500(4)     $     0      $      0    $2,403
    Vice President Finance,   1994       121,550        0         0         0            (7)             0     1,537
    Chief Financial Officer,  1993       115,762   22,500         0         0         20,000             0     2,249
    Secretary and Treasurer
    of the Company and SED

Barry Diamond
    Vice President  Cellular  1995      $127,628  $     0   $     0    $    0        $     0      $      0    $  650
    of SED                    1994       121,550        0         0         0              0             0       154
                              1993       115,762   22,500         0         0              0             0     2,498

__________________________

(1) Does not reflect non-cash compensation in the form of personal benefits provided by the Company that may have value to the recipient. Although such compensation cannot be determined precisely, the Company has concluded that the aggregate amount thereof with respect to any named executive does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any fiscal year to which such benefits pertain.


(2) At June 30, 1995, the named executives held the following dollar values of restricted stock previously granted pursuant to the Company's 1988 Restricted Stock Plan: Gerald Diamond $0; Jean Diamond $0; Mark Diamond $52,400; Larry G. Ayers $52,400; and Barry Diamond $0. The dollar value of the restricted stock was determined by multiplying the number of restricted shares held at June 30, 1995 by the closing sales price of the Common Stock as reported by the Nasdaq National Market ("Nasdaq") on that date. No restricted stock held by the named executives vested in fiscal 1995. Dividends are accrued on restricted stock.

(3) The amounts indicated relate to contributions made by the Company pursuant to its Savings Plan and Trust for the benefit of each of the named executives.

(4) Calculated based on an award of 10,000 shares of restricted stock valued at $5.25 per share (the closing price of the Company's Common Stock on October 13, 1994, the day before the date of grant).

(5) Ms. Diamond was granted options to purchase 30,000 shares and 20,000 shares of Common Stock in fiscal 1992 and 1993, respectively. The option to purchase 30,000 shares was repriced on May 25, 1994. The option to purchase 20,000 shares was repriced on November 16, 1993 and May 25, 1994. Consequently, Ms. Diamond was granted new options to purchase an aggregate of 50,000 shares of Common Stock during fiscal 1994, but each grant accompanied a cancellation of an option pursuant to the same number of shares.

(6) Mr. Diamond was granted options to purchase 20,000 shares and 29,250 shares of Common Stock in fiscal 1993. The option to purchase 20,000 shares was repriced on November 16, 1993 and May 25, 1994 and the option to purchase 29,250 shares was repriced on May 25, 1994. Consequently, Mr. Diamond was granted new options to purchase an aggregate of 49,250 shares of Common stock during fiscal 1994, but each grant accompanied a cancellation of an option to purchase the same number of shares.

(7) Mr. Ayers was granted options to purchase 20,000 shares of Common Stock during fiscal 1993. These options were repriced on November 16, 1993 and May 25, 1994. Consequently, Mr. Ayers was granted options to purchase 20,000 shares of Common Stock on two occasions during fiscal 1994, but each grant accompanied a cancellation of an option to purchase the same number of shares.


                   OPTION GRANTS IN FISCAL 1995

     No options or SARs were granted to the named executive officers during fiscal 1995.

   OPTION EXERCISES IN FISCAL 1995 AND VALUES AT JUNE 30, 1995

     This table presents information regarding options exercised for shares of the Company's Common Stock during the fiscal year ended June 30, 1995 and the value of unexercised options held at June 30, 1995. There were no SARs outstanding during fiscal 1995. The value of unexercised in-the-money options at fiscal year-end was calculated based on the closing sales price of the Common Stock reported by the Nasdaq National Market ("Nasdaq") on that date. Assumes no options were exercised by the named executives in fiscal 1995.


          Aggregated Option Exercises in Fiscal 1995 and
                1995 Fiscal Year-End Option Value



                                                        Number of                  Value of
                                                  Securities Underlying          Unexercised
                                                       Unexercised               in-the-Money
                                                         Options                  Options at
                                                        at FY-End                FY-End ($)(2)
                                                          (#)(1)
                     Shares
                    Acquired
                  On Exercise  Value Realized
Name                   (#)          ($)        Exercisable  Unexercisable  Exercisable   Unexercisable

Gerald Diamond      --              --          270,000       180,000        $29,700       $19,800
Jean Diamond        --              --           12,000        18,000             --            --
Mark Diamond        --              --           28,700        47,550            990         1,980
Larry G. Ayers      --              --           26,000        30,000          1,980         1,980
Barry Diamond       --              --           18,000        18,000          1,980         1,980

________________

(1)  Includes options granted prior to fiscal 1995.

(2) Value of Unexercised, in-the-Money Options at June 30, 1995 is calculated as follows: [(Per Share Closing Sales Price on June 30, 1995) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sales price as reported by the Nasdaq National market on June 30, 1995 was $5.00.

EMPLOYMENT AGREEMENTS

     SED has employment agreements with Gerald Diamond, Larry G. Ayers, Jean Diamond, Mark Diamond and Barry Diamond. The employment agreements with Larry
G. Ayers, Mark Diamond and Barry Diamond expire on June 30, 1996. Each of the employment agreements with Gerald Diamond and Jean Diamond has a five-year term subject to automatic one-year extension of the five-year term, upon the expiration of each year of employment unless the SED Board notifies Mr. Diamond or Mrs. Diamond, as the case may be, within a specified time period during the year that the term of the agreement will not be extended.

     Gerald Diamond's employment agreement provides for an annual base salary of $460,399 (as of fiscal 1996), adjusted annually in accordance with increases in the Consumer Price Index. Mr. Diamond has agreed to forego $75,000 of his salary for fiscal 1996 in conjunction with Zaleski, Sherwood's agreement to forego a like amount of management fees due under its Advisory Agreement with the Company. In addition, Mr. Diamond's employment agreement provides for incentive compensation in the form of an annual bonus equal to 5% of the Company's Pretax Adjusted Annual Income (as defined in the section entitled "Compensation Report of the Board of Directors of Southern Electronics Corporation"). In February 1995, the Board of Directors fixed Mr. Diamond's bonus payable for each year during the term of his employment agreement following fiscal year 1995 at Mr. Diamond's actual bonus for fiscal 1995 calculated in accordance with the above formula. Mr. Diamond's fiscal 1995 bonus was $178,250. Mr. Diamond has agreed to forego his bonus for fiscal 1996.

     Mr. Diamond's employment agreement provides him with an automobile allowance and disability insurance coverage and includes a covenant not-to-compete with SED and the Company for a period of two years following termination of his employment.

     SED's employment agreements with Larry G. Ayers, Mark Diamond and Barry Diamond each provide for annual base salaries of $127,628 (as of fiscal 1995), adjusted annually by an amount equal to the greater of 5% or the annual increase in the Consumer Price Index. SED's employment agreement with Jean Diamond provides for an annual base salary of $159,535 (as of fiscal 1995), adjusted as described in the previous sentence. All cash bonuses paid to Messrs. Ayers, Mark Diamond and Barry Diamond and Ms. Jean Diamond for services rendered during fiscal 1993, 1994 and 1995 are included in the Summary Compensation Table appearing on page 15. Each of the employment agreements for Messrs. Ayers, Mark Diamond and Barry Diamond require SED to provide life and disability insurance coverage and include a covenant not-to-compete with the Company and SED for a period of one year following termination of employment. Jean Diamond's employment contract contains terms similar to those described in the previous sentence but includes a two-year non-competition covenant.

     Each of the foregoing employment agreements with Gerald Diamond, Larry G. Ayers, Jean Diamond, Mark Diamond and Barry Diamond provides that if a "Change of Control" (as such term is defined below) occurs while the employee is employed by SED, and if the employee's employment is terminated involuntarily, or voluntarily by the employee upon the occurrence of certain events, the employee may notify SED and request a cash payment in an amount equal to the aggregate present value of all annual salary, bonuses and other benefits owing to the employee from the date of termination through the remainder of the term of his employment agreement, except that if the term remaining in the employee's employment agreement is less than twelve months, the employee shall receive such amounts on an annualized basis.

     Under each of the employment agreements, a "Change of Control" is deemed to have occurred when (i) any individual or entity, including related parties, becomes the beneficial owner of securities of the Company or SED representing 30% or more of the combined voting power of the Company's or SED's outstanding securities; (ii) the Company's Continuing Directors (a term defined to include directors as of the date of execution of the employment agreements and their duly approved successors) fail to constitute at least a majority of the members of the Board of Directors of the Company; and (iii) all or substantially all of the assets of the Company or SED are sold or otherwise transferred without the approval of the Continuing Directors.

                       CERTAIN TRANSACTIONS

     See the discussion in the section entitled under "Compensation Committee Interlocks and Insider Participation" for a discussion of certain transactions and arrangements among the Company and its affiliates.


       PROPOSAL 2 - AMENDMENT OF THE 1991 STOCK OPTION PLAN

Introduction

     The Company's 1991 Stock Option Plan permits Incentive Stock Options and Non-Qualified Stock Options to purchase up to an aggregate of 620,000 shares of common stock of the Company, subject to adjustment in the event of a recapitalization, merger, stock split or any other change in the corporate structure or shares of stock of the Company, to be granted to key employees (including officers and directors who are also employees) of the Company. The 1991 Stock Option Plan terminates on October 15, 2001. The form of the proposal amendment to the 1991 Stock Option Plan, is attached hereto as Appendix A.

     The following description of the 1991 Stock Option Plan is qualified in its entirety by reference to the applicable provisions of the 1991 Stock Option Plan and agreements related to the 1991 Stock Option Plan. The 1991 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974 nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code").

Administration

     The 1991 Stock Option Plan is administered by a committee (the "Committee") of the Company's Board of Directors. No one who is, or within one year prior to his becoming a member of the Committee was, granted or awarded shares pursuant to the 1991 Stock Option Plan or any other plan of the Company or an affiliate thereof may be appointed as a member of the Committee. The Committee currently consists of Michel Zaleski and Stewart Aaron. The Company's Board of Directors may from time to time remove members from or add members to the Committee and may fill vacancies thereon. The Committee has conclusive authority to interpret the 1991 Stock Option Plan and may prescribe, amend and rescind rules and regulations relating to it.

Stock Subject to Options

     The stock subject to the options is the Company's authorized but unissued or reacquired Common Stock. On October 3, 1995, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on that day was $5-3/8 per share.

Eligibility

     Persons eligible to receive options are key employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. As of October 4, 1995, approximately 125 key employees, nine executive officers and two employee directors were eligible to receive options under the 1991 Stock Option Plan.

Terms and Conditions of Options

     Options granted under the 1991 Stock Option Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Each option granted pursuant to the 1991 Stock Option Plan must be authorized by the Committee and must be evidenced by an agreement ("Agreement") containing the terms and conditions of the option, including the designation of the option as an Incentive Stock Option or a Non-Qualified Stock Option. Each Agreement must state (i) the number of shares of Common Stock to which it pertains, (ii) the exercise price,
(iii) the terms and conditions for payment, (iv) the term of the option and the period(s) during the option term in which the optionee may exercise the option or portions thereof, and (v) that the option is not transferable by the optionee except as provided by the 1991 Stock Option Plan. In the event of a "Change of Control" (as defined in the 1991 Stock Option Plan), all options then outstanding will become immediately exercisable in full and will remain exercisable for the remaining term of the options, regardless of any vesting schedule set forth in the Agreement.

     Each Agreement is to provide that any option or portion of an option that is unexercised at the time the optionee is no longer an employee of the Company, the parent or a subsidiary for any reason other than death or disability will terminate as of the date of such change in status (or up to three months thereafter if so specified in the Agreement and if the termination is not due to misconduct as described in the 1991 Stock Option Plan). If the optionee dies while an employee of the Company, the parent or a subsidiary or within 12 months after termination of employment with the Company, the parent or a subsidiary due to disability, his or her options may be fully exercised by his or her heirs or by the executor of his or her estate until the earlier of the expiration date specified in the Agreement or the first anniversary of the optionee's death. If the optionee's employment terminates due to disability, the optionee may fully exercise his or her options until the earlier of the expiration date specified in the Agreement or 12 months after termination of employment.

     In addition, each Agreement evidencing the grant of an Incentive Stock Option must provide that the exercise price shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant of the option (110% of the fair market value in the case of an optionee owning more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary thereof), provide that the option is not exercisable after the expiration of 10 years after the date the option is granted (5 years in the case of an optionee owning more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary thereof), and contain such limitations and restrictions upon the exercise of the option as are necessary in order that such option be an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law.

Exercise of Options

     The aggregate fair market value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. For purposes of this limitation, all incentive stock option plans of the Company or a parent or subsidiary thereof shall be aggregated. To the extent the foregoing limit is exceeded, the options exceeding the limit will no longer be treated as Incentive Stock Options, but will be treated as Non-Qualified Stock Options.

     The option price must be paid in cash unless the Committee provides in the Agreement that the option price may be paid otherwise. An Agreement may provide for any or all of the following alternative methods of payment: (i) by delivery to the Company of shares of Common Stock of the Company that the optionee has owned for at least six months prior to the exercise date and having a fair market value on the date of exercise that either alone or when combined with cash equals the purchase price; (ii) by receipt of the purchase price in cash from a broker, dealer or other creditor pursuant to instructions acceptable to the Committee; or (iii) by delivery of such other consideration as the Committee deems appropriate as set forth in the Agreement.

Amendment or Discontinuance of the 1991 Stock Option Plan

     The Board of Directors may, insofar as permitted by law, amend or discontinue the 1991 Stock Option Plan; provided, however, that the Board of Directors may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. Stockholder approval is required for amendments materially increasing the number of shares of Common Stock subject to options and for material modifications to the eligibility requirements of the 1991 Stock Option Plan. No amendment or termination of the 1991 Stock Option Plan will affect an optionee's rights with regard to his or her options without the optionee's written consent.

Federal Income Tax Matters

     The following is a brief summary of the federal income tax consequences of awards made under the 1991 Stock Option Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state, local or foreign tax consequences.


     An optionee is not required to recognize income upon the grant of a Non-Qualified Stock Option under the 1991 Stock Option Plan or at any time prior to the exercise of the option or a portion thereof. Generally, at the time the optionee exercises a Non-Qualified Stock Option or portion thereof, the optionee recognizes compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock. The Company, generally will be entitled to a corresponding deduction, equal to the amount of ordinary income recognized by the optionee, provided the Company satisfies applicable federal income tax withholding requirements. However, if the optionee is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred is determined will be the earlier of the last day of the six-month period beginning on the date the "property" is "purchased" or the first day on which a sale of the "property purchased" will not subject the optionee to suit under Section 16(b) of the Exchange Act. Alternatively, if such a optionee makes a timely election under
Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The optionee will recognize ordinary income in the year in which the fair market value of the shares transferred is determined.

     An optionee is not required to recognize income upon the grant or exercise of an Incentive Stock Option. Instead, the optionee is taxed at the time he or she sells the Common Stock purchased pursuant to the option. The optionee will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the optionee does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to the optionee, the gain will be capital gain and the Company will get no deduction. If the optionee sells the stock at a gain prior to that time, the difference between the amount the optionee paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the stock is sold by the optionee for an amount in excess of the fair market value on the date of exercise, the excess of the sale price over the fair market value on the date of exercise will be taxed as capital gain. If the optionee sells the stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. If the optionee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. Exercise of an Incentive Stock Option may subject an optionee to, or increase an optionee's liability for, the alternative minimum tax.

Proposed Amendment

     The Board of Directors of the Company has approved, and recommends that the stockholders of the Company approve, an amendment to the 1991 Stock Option Plan to increase the number of shares authorized for issuance under the 1991 Stock Option Plan from 620,000 to 870,000.

Vote Required

     Approval of the proposed amendment to the 1991 Stock Option Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to be voted at the Annual Meeting.

          The Board of Directors recommends a vote FOR the amendment of the 1991 Stock Option Plan.


   PROPOSAL 3 - APPROVAL OF THE 1995 FORMULA STOCK OPTION PLAN


Introduction

     The Company's 1995 Formula Stock Option Plan (the "Directors Plan") permits the grant of Non-Qualified Stock Options to purchase up to an aggregate of 200,000 shares of Common Stock of the Company, subject to adjustment in the event of a recapitalization, merger, stock split or any other similar change in the corporate structure or shares of stock of the Company, to non-employee directors of the Company or any parent or subsidiary thereof. The Directors Plan terminates on August 30, 2005. The form of the Directors Plan is attached hereto as Appendix B.

     The following description of the Directors Plan is qualified in its entirety by reference to the applicable provisions of the Directors Plan and agreements related to the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974 nor is it qualified under
Section 401(a) of the Code.

Administration

     The Directors Plan will be administered by the Board of Directors or a committee thereof to which the Board of Directors may delegate such authority (the "Administrator"). The Directors Plan will be administered by a committee appointed by the Board of Directors. All actions taken by the Board of Directors or any committee thereof with respect to the Directors Plan must be made by a majority decision. The Company's Board of Directors may from time to time remove members from or add members to the committee administering the Directors Plan and may fill vacancies thereon. The Administrator has conclusive authority to interpret the Directors Plan and may prescribe, amend and rescind rules and regulations relating to it.

Stock Subject to Options

     The stock subject to the options granted under the Directors Plan is the Company's authorized but unissued Common Stock. On October 3, 1995, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on that day was $5-3/8 per share.

Eligibility

     Persons eligible to receive options are directors of the Company or any parent or subsidiary thereof who are not employees of any of those entities on the date that options are to be granted pursuant to the Directors Plan (the "Eligible Directors").

Terms and Conditions of Options

     Options granted under the Directors Plan are Non-Qualified Stock Options.

     Each Eligible Director was granted a Non-Qualified Stock Option to purchase 10,000 shares, as of August 30, 1995 (the date the Directors Plan was adopted by the Company's Board of Directors), such options having an exercise price of $5.88 per share. Each Eligible Director shall receive 10,000 shares each year thereafter as of the date of the Board of Directors meeting closest to August 31, until the Directors Plan is terminated. In the event the remaining number of shares reserved for issuance under the Directors Plan is insufficient to grant options for the appropriate number of shares to all Eligible Directors as of any grant date, then no options shall be granted as of that grant date.

     The exercise price of each share granted pursuant to an Option shall be the closing sales price per share of Common Stock as quoted on the Nasdaq National Market on the date preceding the date of grant. Each option granted pursuant to the Directors Plan must be authorized by the Board of Directors or a committee appointed thereby, and must be evidenced by a Stock Option Agreement and is subject to any additional terms set forth in such agreement.

     The Option may be exercised during the option period which begins on the date of grant and ends on the earliest of (i) the tenth anniversary thereof,
(ii) the date the optionee ceases to be a director, except due to death or disability or (iii) one year following the date of an optionee's death or disability if an optionee dies or becomes disabled while a director.

     In the event of a "Change of Control," as defined in the Stock Option Agreement, the option period terminates on the earlier of ten years following the date of grant or one year following the date the optionee dies or becomes disabled.

     The option price may be paid in cash or, alternatively, (i) by delivery to the Company of shares of Common Stock of the Company that the optionee has owned for at least six months prior to the exercise date and having a fair market value on the date of exercise that either alone or when combined with cash equals the purchase price; or (ii) by receipt of the purchase price in cash from a broker, dealer or other creditor pursuant to instructions acceptable to the Administrator.

     No Option or any of the rights and privileges thereof accruing to an optionee under the Directors Plan may be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, other than by will or applicable laws of descent and distribution. No Option granted under the Plan is subject to execution, attachment or similar process.

Amendment or Discontinuance of the Directors Plan

     To the extent required under Rule 16b-3 promulgated under the Exchange Act, the provisions of the Directors Plan and the Stock Option Agreements entered into in connection therewith relating to the eligibility and to the amount, price and timing of an Option, may not be amended by the Board of Directors more than once every six months, other than to conform them with changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing. Subject to the foregoing, the Board of Directors at any time may amend or terminate the Directors Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Directors Plan, optionees or Eligible Directors are subject. No amendment or termination of the Directors Plan shall adversely affect the rights of an optionee with regard to his or her Options without his or her consent.

Federal Income Tax Matters

     The following is a brief summary of the federal income tax consequences of awards made under the Directors Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state, local or foreign tax consequences.

     An optionee is not required to recognize income upon the grant of a Non-Qualified Stock Option under the Directors Plan at any time prior to the exercise of the Option or a portion thereof. Generally, at the time an optionee exercises a Non-Qualified Stock Option or portion thereof, the optionee recognizes the compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock and the Company will then be entitled to a corresponding deduction. However, if the optionee is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred is determined will be the earlier of the last day of the six-month period beginning on the date the "property" is "purchased" or the first day on which a sale of the "property purchased" will not subject the optionee to suit under Section 16(b) of the Exchange Act. Alternatively, if such an optionee makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The optionee will recognize ordinary income in the year in which the fair market value of the shares transferred is determined.


                     Plan Benefits Table for
                  1995 Formula Stock Option Plan

     By its terms the Directors Plan is applicable only to non-management directors, therefore the information appearing below relates only to non-management directors eligible to receive options under this plan.

      Name                           Number of Units


Stewart I. Aaron                        10,000*
Cary Rosenthal                          10,000*
G. William Speer                        10,000*
Michel Zaleski                          10,000*
Non-Executive Director Group            40,000*


          *The Options reported were granted in connection with services to be rendered by the individuals appearing above in the fiscal year ending June 30, 1996.


Vote Required

     Approval of the Directors Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to be voted at the Annual Meeting.

          The Board of Directors recommends a vote FOR the adoption of the Directors Plan.


                       INDEPENDENT AUDITORS

     The firm of Deloitte & Touche llp served as the Company's independent auditors for the fiscal year ended June 30, 1995 and the Board of Directors has reappointed this firm for fiscal 1996. A representative of this firm is expected to attend the meeting to respond to questions from stockholders and to make a statement if he so desires.

             STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Any stockholder of the Company wishing to submit a proposal for action at the Company's 1996 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than August 10, 1996 and must otherwise comply with the rules and regulations of the Securities and Exchange Commission applicable to stockholder proposals.


                          ANNUAL REPORT

     The Company's 1995 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.


                          OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting for action by stockholders. If any other matters requiring a vote of the stockholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable expenses in so doing.
     A list of stockholders entitled to be present and vote at the meeting will be available during the meeting for inspection by stockholders who are present.

     If you cannot be present in person, you are requested to mark, date, sign and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.


                              By Order of the Board of Directors



                              Larry G. Ayers,
                              Secretary
October __, 1995
Tucker, Georgia
22671168
                            APPENDIX A
                       SECOND AMENDMENT TO
                     1991 STOCK OPTION PLAN

                       SECOND AMENDMENT TO
                 SOUTHERN ELECTRONICS CORPORATION
                      1991 STOCK OPTION PLAN


     This Second Amendment, made on the 30th day of August, 1995, by Southern Electronics Corporation, a company organized and operating under the laws of the State of Delaware (the "Company");


                       W I T N E S S E T H:


     WHEREAS, the Board of Directors and stockholders of the Company adopted the Southern Electronics Corporation 1991 Stock Option Plan (the "Plan");

     WHEREAS, the Board of Directors of the Company has authorized and reserved for issuance an additional 250,000 shares of Common Stock, subject to stockholder approval; and

     WHEREAS, the Board of Directors desires to amend the Plan to reflect the issuance of additional Common Stock under the Plan;

     NOW, THEREFORE, the Company hereby amends the Plan effective immediately, by deleting the first and second sentences of Plan Section 4 and inserting in lieu thereof the following:

     "The Company had previously authorized and reserved for issuance upon the exercise of Options granted pursuant to the Plan an aggregate of six hundred twenty thousand (620,000) shares of $.01 par value common stock (the Common Stock') of the Company. Subject to shareholder approval, the Board of Directors of the Company has authorized and reserved for issuance upon the exercise of Options granted pursuant to the Plan an additional two hundred fifty thousand (250,000) shares of Common Stock, resulting in an aggregate of eight hundred seventy thousand (870,000) shares of Common Stock available for issuance under the Plan (the aggregate amount of shares of Common Stock available for issuance under the Plan is hereinafter referred to as the Shares')."


     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

     The Company shall submit this Second Amendment to its shareholders for approval at the 1995 Annual Meeting of Shareholders. Unless shareholder approval is obtained, both this Second Amendment and all outstanding Options granted after the date hereof in excess of the authorized Options available for issuance under the Plan as in effect prior to this Second Amendment shall be rendered immediately void and of no effect.


     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed and sealed as of the day and year set forth above.


                              SOUTHERN ELECTRONICS CORPORATION


                              By:/s/ Gerald Diamond
                                     Gerald Diamond

                              Title:  Chairman and Chief Executive Officer
ATTEST:


By:/s Larry G. Ayers
      Larry G. Ayers

Title:  Secretary

      [CORPORATE SEAL]



21951407.W51
C05570.0004
                            APPENDIX B

               1995 STOCK OPTION PLAN FOR DIRECTORS


                 SOUTHERN ELECTRONICS CORPORATION

                  1995 FORMULA STOCK OPTION PLAN


     THIS INDENTURE is made as of the 30th day of August, 1995, by Southern Electronics Corporation, a corporation organized and doing business under the laws of the State of Delaware (the "Company").

I.   Purpose.

     The Company adopts the Southern Electronics Corporation 1995 Formula Stock Option Plan (the "Plan") to secure and retain the services of outside directors of the Company, the Parent and any Subsidiary by giving them an opportunity to invest in the future success of the Company. The terms "Parent" or "Subsidiary" shall mean any corporation which qualifies as a parent or subsidiary of the Company pursuant to Internal Revenue Code Section 424(e) or (f), as amended.

II.  Administration.

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee of at least two of its members (the "Committee"). It is intended that the grants of options pursuant to the Plan and the participation of directors hereunder shall constitute "participation in a formula plan which does not disqualify a director from being disinterested" under Rule 16b-3 for purposes of serving as a member of the Committee that administers other Company plans.

     Each member of the Committee shall serve at the discretion of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     The Committee shall have complete and conclusive authority to (i) interpret this Plan, (ii) prescribe, amend and rescind rules and regulations relating to it, (iii) determine the terms of each stock option agreement with optionees who are granted Options pursuant to Section 5, consistent with the terms of the Plan and the form of stock option agreement attached hereto as Exhibit A (the "Agreement"), and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on these matters shall be conclusive.

     In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

III. Eligibility.

     Directors of the Company, the Parent or a Subsidiary who are not employees on the date an Option is to be granted pursuant to Plan Section 5 shall be granted Options hereunder (the "Eligible Optionees").

IV.  Stock Subject to Plan.

     The Company has authorized and reserved for issuance upon the exercise of Options pursuant to this Plan an aggregate of two hundred thousand (200,000) shares of $0.01 par value common stock of the Company (the "Shares"). If any Option is cancelled, expires or terminates without the respective optionee exercising it in full, the Committee may grant Options with respect to those unpurchased Shares to that same optionee or to another eligible individual or individuals.

     The Committee shall adjust the total number of Shares and any outstanding Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Committee shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Options any fractional shares that result from a change. The Committee shall not adjust outstanding Options for cash dividends or the issuance to optionees of rights to subscribe for additional stock or securities of the Company.

     In the event of or in anticipation of a merger, consolidation or other reorganization of the Company or tender offer for the Shares, the Committee may make such adjustments with respect to Options and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new options, the termination or adjustment of outstanding Options, the acceleration of Options or the removal of restrictions on outstanding Options.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     The grant of an Option by the Committee shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

V.   Formula and Terms of Option Grants.

     Each Eligible Optionee shall be granted a non-qualified stock option ("Option") to purchase ten thousand (10,000) Shares, as of the Effective Date (defined in Section 6) and each year thereafter as of the date of the Board of Directors meeting closest to August 31, until the Plan is terminated. In the event the remaining number of Shares reserved for issuance under the Plan is insufficient to grant options for the appropriate number of Shares to all Eligible Optionees as of any grant date, then no options shall be granted as of that grant date.

     The exercise price of each Share granted pursuant to an Option shall be the Fair Market Value of a Share on the business day immediately preceding the date on which the Option is granted. "Fair Market Value" shall be determined in good faith by the Committee provided that:

          A. if the Shares are actively traded on any national securities exchange or the Nasdaq National Market, fair market value shall be the closing sales price per share of the Shares on such day;

          B. if the Shares are otherwise traded over the counter, fair market value shall be the arithmetic mean of the bid and asked prices for the Shares, as reported by Nasdaq Stock Market, on such day;

          C. if the Shares are not traded, fair market value shall be determined by the Committee which shall, in making such determination, consider, where applicable, among other factors: the existence and extent of a private market for the Shares and a public market for the Company's securities of the same class, if any; the price at which the Shares were acquired, if applicable, by the Company; the estimated period of time, if any, during which the Shares will be freely marketable; the estimated amount of floating supply of Shares available; changes in the financial condition and prospects of the Company; the existence of merger proposals or tender offers affecting the Company; and any other factors affecting fair market value; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     Each Option granted pursuant to this Plan shall be authorized by the Committee, shall be evidenced by an Agreement and shall be subject to such additional terms as set forth in the Agreement.

VI.  Term of Plan.

     The Company shall submit this Plan to its shareholders for approval within 12 months of the adoption of this Plan by the Board of Directors. Unless shareholder approval is obtained within said twelve-month period, both this Plan and all outstanding Options shall be rendered immediately void and of no effect. The effective date of this Plan shall be the earlier of the date on which the shareholders of the Company or the Board of Directors approve this Plan (the "Effective Date"). This Plan shall terminate 10 years after the Effective Date.

VII. Assignability.

     Except as the terms of the Agreement permit, no Option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise other than as (1) the will of the optionee, or (2) the applicable laws of descent and distribution permit, and no Option, right or privilege shall be subject to execution, attachment or similar process.

VIII.     No Right to Continued Service.

     No provision in this Plan or any Option shall confer upon any optionee any right to continue performing services for or to interfere in any way with the right of shareholders of the Company to remove such optionee as a director at any time for any reason.

IX.  Amendment and Termination.

     To the extent required under Rule 16b-3, the provisions of the Plan and the Agreement relating to eligibility and to the amount, price and timing of an Option, may not be amended by the Board of Directors more than once every six months, other than to conform it with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing. Except as otherwise provided in this Section, the Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of Shares subject to Options and for material modifications to the eligibility requirements of this Plan, among other amendments) or other applicable laws to which the Company, this Plan, optionees or Eligible Optionees are subject. No amendment or termination of this Plan shall adversely affect the rights of an optionee with regard to his Options without his consent.

X.   Choice of Law.

     The laws of the State of Delaware shall govern this Plan.

XI.  General Restriction.

     Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option granted pursuant to the Plan shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each optionee shall, prior to the exercise of an Option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.


     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in the form and as of the date set forth above.

Attest:                                 SOUTHERN ELECTRONICS CORPORATION



By:/s/ Larry G. Ayers                    By:/s/ Gerald Diamond
       Larry G. Ayers                           Gerald Diamond
       Secretary                                Chairman and Chief Executive
                                             Officer


     [CORPORATE SEAL]


21951423.W51
C05570.0004


                 SOUTHERN ELECTRONICS CORPORATION
                 NON-QUALIFIED STOCK OPTION AWARD


     THIS AWARD is made by SOUTHERN ELECTRONICS CORPORATION (the "Company") to ____________________________________ (the "Optionee").

     Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a non-qualified stock option (the "Option"), as described below, to purchase the Option Shares.

     A.   Grant Date: ______________.
     B.   Type of Option:  Non-Qualified Stock Option.
     C. Plan (under which Option is granted): Southern Electronics Corporation 1995 Formula Stock Option Plan.
     D. Option Shares: All or any part of __________ shares of the Company's common stock, $.01 par value (the "Common Stock").
     E. Exercise Price: $______ per share which is the Fair Market Value, as defined in the Plan, of a share of Common Stock on the last business day immediately preceding the Grant Date.
     F.   Option Period:   The Option may be exercised during the Option
          Period which commences on the Grant Date and ends on the earliest of (1) the tenth (10th) anniversary of the Grant Date, (2) the date the Optionee ceases to be a director, except if he dies or becomes disabled (as defined in Internal Revenue Code Section 72(m)(7)) while a director, or (3) one year following his date of death or disability, if he dies or becomes disabled while a director. Upon a Change of Control, the Option Period will terminate on the earlier of ten (10) years following the Grant Date or one (1) year following the date the Optionee dies or becomes disabled. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, apply.


     IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

                              SOUTHERN ELECTRONICS CORPORATION



                              By:

                              Title:

                   TERMS AND CONDITIONS TO THE
                 NON-QUALIFIED STOCK OPTION AWARD
            UNDER THE SOUTHERN ELECTRONICS CORPORATION
                  1995 FORMULA STOCK OPTION PLAN


    1. Exercise of Option. Subject to the provisions provided herein or in the Award:

          (a) the Option may be exercised with respect to all or any portion of the Option Shares at any time during the Option Period, but in no event prior to the date the Plan is approved by the stockholders of the Company, by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the Option Shares purchased.

          (b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or, alternatively, as follows:

                  (i) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six months prior to the date of the Option's exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                       (ii) by receipt of the Purchase Price in cash from a
               broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

    2. Exercise Price. The exercise price for each Option Share shall be the Fair Market Value (defined in the Plan) of a share of Common Stock as of the last business day immediately preceding the Grant Date, subject to adjustment as set forth in Section 6 below (the "Exercise Price").

    3. Termination of Option. Upon the expiration of the Option Period, this Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

    4. Change of Control. In the event of a Change of Control, all outstanding Option Shares shall remain exercisable until the earlier of ten
(10) years following the Grant Date or one (1) year following the date the Optionee dies or becomes disabled pursuant to Code Section 72(m)(7).

    The following terms shall have the following meanings:

    A "Change of Control" shall be deemed to have occurred if and when (1) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, hereafter becomes the Beneficial Owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (2) the Continuing Directors of the Company shall at any time fail to constitute a majority of the members of the Board of Directors of the Company; (3) all or substantially all of the assets of the Company are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Company; (4) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Subsidiary, becomes the Beneficial Owner of securities of the Subsidiary representing thirty percent (30%) or more of the combined voting power of the Subsidiary's then outstanding securities entitled to vote generally in the election of directors; or (5) all or substantially all of the assets of the Subsidiary are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Subsidiary.

    "Affiliate" or "Affiliated" means any person, firm, corporation, partnership, association or entity, either directly or indirectly, that controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association or entity.

    "Associate" means (1) any corporation, partnership or other entity of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity that is an Affiliate of such specified person.

    "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Act as such Rule is in effect on the date hereof; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's or the Subsidiary's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed the Beneficial Owner of such securities.

    "Continuing Director" means a director who either was a member of the Board of Directors of either the Company or the Subsidiary, as the case may be, on the date hereof, or who become a member of the Board of Directors of either the Company or the Subsidiary, as the case may be, subsequent to such date and whose election or nomination for election by the Board of Directors of that company was Duly Approved by the Continuing Directors of that company at the time of such election or nomination, either by a specific vote or by approval of the proxy statement issued by that company on behalf of the Board of Directors of that company in which such person is named as a nominee for director.

    "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors of either the Company or the Subsidiary, as the case may be; provided, however, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire Board of Directors of that company as if a vote by all of its members had been taken, or if the number of persons constituting the Continuing Directors of that company shall be equal to or less than three, then the term Duly Approved by the Continuing Directors shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors of that company.

    "Group" means persons who act in concert as described in Section 13(d)(3) of the Act as in effect on the date hereof.

    "Subsidiary" only for purposes of defining a Change of Control means Southern Electronics Distributors, Inc.

    5. Rights as Shareholder. Until the stock certificates reflecting the Option Shares to be granted to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan, the Award or these Terms and Conditions otherwise provide.

    6. Restriction on Transfer of Option. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his personal representative.

    7. Changes in Capitalization; Merger; Liquidation. The Committee shall adjust the total number of Option Shares and the Exercise Price, for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or a payment of a stock dividend on the Common Stock, a subdivision or combination of the Common Stock, a reclassification of the Common Stock in accordance with the provisions of the next paragraph, a merger or consolidation of the Common Stock or any other like changes in the Common Stock or in their value. The Committee shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Option any fractional shares that result from a change. The Committee shall not adjust any outstanding Option for cash dividends or the issuance to optionees of rights to subscribe for additional stock or securities of the Company.

    In the event of or in anticipation of a merger, consolidation or other reorganization of the Company or tender offer for shares of Common Stock, the Committee may, in its sole discretion, adjust the number and class of securities subject to the Option, with a corresponding adjustment made in the Exercise Price; substitute a new option to replace the Option; accelerate the termination of the Option Period; or, terminate the Option in consideration of payment to the Optionee of the excess of the then Fair Market Value (as defined in the Plan) of the Option Shares over the Exercise Price of the Option
Shares.

    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Option Share which might otherwise become subject to the Option.

    8. Special Limitation on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

    9. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in the Award, these Terms and Conditions and the Plan.

    10. Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no Option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

    11. Successors. The Award and these Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

    12. Notice. Except as otherwise specified herein, all notices and other communications under the Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

    13. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

    14. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and these Terms and Conditions express the entire understanding and agreement of the parties.

    15. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award and these Terms and Conditions and shall be void and without effect.

    16. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions.

    17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

    18. Right to Remove Director. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued directorship.

                            EXHIBIT 1

                      NOTICE OF EXERCISE OF
                     STOCK OPTION TO PURCHASE
                         COMMON STOCK OF
                 SOUTHERN ELECTRONICS CORPORATION

                             Name_______________________________
                             Address____________________________
                             ___________________________________
                             Date ______________________________

Southern Electronics Corporation
4916 North Royal Atlanta Drive
Tucker, Georgia  30084

Re: Exercise of the Non-Qualified Stock Option

Gentlemen:

    Subject to acceptance hereof in writing by Southern Electronics Corporation (the "Company") pursuant to the provisions of the Southern Electronics Corporation 1995 Formula Stock Option Plan (the "Plan"), I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Non-Qualified Stock Option Award (the "Award") pursuant to the Plan dated as of ____________. The purchase shall take place as of __________, 199__ (the "Exercise Date").

    On or before the Exercise Date, I will pay the applicable purchase price as follows:

    [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Southern Electronics Corporation.

    [ ] by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

    [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

    [ ] by delivery of the purchase price by ________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

    As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

    If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

           The shares of the Common Stock being acquired by me will be acquired for my own account for investment and not with a view to any further distribution thereof;

           I understand that the Common Stock will be issued and sold to me without registration under the 1933 Act and of applicable state laws and I must hold the shares indefinitely unless such shares are subsequently registered under such laws or an exemption from registration is available;

           The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing or to act in any manner so as to make Rule 144 available with respect to the Common Stock;

           I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

          I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase;


          I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice; and

    I understand that mailing or delivery of this notice to you constitutes an irrevocable exercise of the Option as to the number of shares set forth above, creating a binding, legal obligation on my part to purchase the shares.

                             Very truly yours,




AGREED TO AND ACCEPTED:

SOUTHERN ELECTRONICS CORPORATION


By:

Title:

Number of Shares
Exercised:

Number of Shares
Remaining:                             Date:


21951426.W51
C05570.0004


<ATTACHMENT>

                     SOUTHERN ELECTRONICS CORPORATION
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 13, 1995, and does hereby appoint Gerald Diamond and Larry G. Ayers, and either of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Southern Electronics Corporation Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Southern Electronics Corporation to be held at the principal executive offices of the Company, 4916 N. Royal Atlanta Drive, Tucker, Georgia, at 12:00 p.m. on November 9, 1995 and at any adjournment(s) thereof:

  1.  Proposal 1:  Election of Directors

      FOR all nominees listed below                 WITHHOLD AUTHORITY to vote
      (except as marked to the contrary below)      for all nominees listed
                                                    below

     CLASS I: Nominees for a three-year term expiring in 1998: Stewart I. Aaron and Michel Zaleski.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)



  2. Proposal 2: Proposal to amend the Company's 1991 Stock Option Plan to increase the number of shares available for issuance by 250,000.

     FOR        AGAINST         ABSTAIN

  3. Proposal 3: Proposal to approve the adoption of the Company's 1995 Formula Stock Option Plan for Directors.

     FOR        AGAINST         ABSTAIN

  4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or at any adjournment(s) thereof. This Proxy may be revoked at any time prior to the voting thereof.

                        TO BE SIGNED ON OTHER SIDE

        PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

  This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of Proposals 1, 2 and 3. The proxies may vote in their discretion as to other matters that may properly come before the meeting.


                                     __________ Shares Common Stock
                                     _______________________________
                                      _______________________________
                                     Date _____________________, 1995


                              Please sign exactly as your name(s) appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporation name by a duly authorized officer.


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